Table of Contents

As filed with the Securities and Exchange Commission on February 11, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hartsfield-Jackson Atlanta International Airport

Atlanta, Georgia 30320-6001

(404) 715-2600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Peter W. Carter

Executive Vice President − Chief External Affairs Officer

Delta Air Lines, Inc.

1030 Delta Boulevard

Atlanta, Georgia 30354

(404) 715-2191

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.     ☐

EXPLANATORY NOTE

We are filing this Registration Statement solely to cover unsold securities covered by our prior Registration Statement on Form S-3 (Registration No. 333-262678), which was filed with the Securities and Exchange Commission (“SEC”) on February 11, 2022 (the “Expiring Registration Statement”). Pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”), securities registered on the Expiring Registration Statement may be offered and sold only if not more than three years have elapsed since the initial effective date of the Expiring Registration Statement. Accordingly, we are filing this registration statement to cover unsold securities covered by the Expiring Registration Statement. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the offering of securities on the Expiring Registration Statement.

PROSPECTUS

9,216,343 Shares

Delta Air Lines, Inc.

Common Stock

This prospectus relates to the resale, from time to time, by the Delta Master Trust (the “Selling Stockholder”), which is a trust maintained in connection with defined benefit pension plans that we sponsor, of up to 9,216,343 shares of common stock, par value $0.0001 per share, of Delta Air Lines, Inc. (“Delta”). The shares of our common stock covered by this prospectus are shares that we have contributed to the Selling Stockholder in private transactions for the benefit of our employees who participate in one of those defined benefit pension plans. The shares of our common stock may be offered for sale from time to time by JPMorgan Chase Bank, N.A. (the “Trustee”), as duly appointed trustee of the Selling Stockholder, at the direction of Newport Trust Company, LLC or its successor (the “Investment Manager”), the investment fiduciary appointed to manage the shares of our common stock covered by this prospectus. The Investment Manager will determine the time and manner of sale of the shares of our common stock covered by this prospectus. See “Selling Stockholder” and “Plan of Distribution.”

The shares of our common stock to which this prospectus relates may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the shares of our common stock offered by this prospectus. We will pay all costs, expenses and fees incurred in connection with the preparation and filing of this prospectus and the related registration statement. The Selling Stockholder will pay all expenses incurred in connection with sales of the shares of our common stock covered by this prospectus. The Selling Stockholder will also be responsible for other costs, if any, incurred in selling the shares of our common stock, which costs may include, among other things, underwriters discounts and brokerage fees.

Our common stock is listed on the New York Stock Exchange under the symbol “DAL”.

Investing in our common stock involves risks. Please consider carefully the risks described under the heading “Risk Factors” on page 1 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2025

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor the Selling Stockholder are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, at any time and from time to time, offer our shares of common stock in one or more offerings. Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and our shares of common stock. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information.”

References in this prospectus to “Delta,” “we,” “us” and “our” and all similar references are to Delta Air Lines, Inc. and its consolidated subsidiaries.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file with the SEC after the date of this prospectus, and all other risk factors and information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described under the heading “Risk Factors” in this prospectus, in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus except as required by law.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet website (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, 1030 Delta Boulevard, Atlanta, GA 30354, telephone no. (404) 715-2170 or our Internet website (ir.delta.com). The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours that is an exhibit to the registration statement, the reference is only a summary, which is qualified in all respects by reference to the contract or document to which it refers, and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Internet website listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	We can disclose important information to you by referring you to those documents;
•	Information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and
•	Information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC are incorporated by reference in this prospectus (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 11, 2025;
•	Our Current Report on Form 8-K filed on January 15, 2025; and
•	The description of our common stock contained in our Registration Statement on Form 8-A filed on April 26, 2007, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, unless we specifically say otherwise) from the date of this prospectus and prior to the termination of the applicable offering shall also be deemed to be incorporated by reference in this prospectus. These documents include periodic reports, which include Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

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DELTA AIR LINES, INC.

Delta provides scheduled air transportation for passengers and cargo throughout the U.S. and around the world. As a global airline based in the U.S., we connect customers across our expansive global network with a commitment to ensuring that the future of travel is connected, personalized and enjoyable. In 2024, we served over 200 million customers safely, reliably and with industry-leading customer service innovation.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

THE OFFERING

The shares of our common stock to which this prospectus relates may be sold from time to time by the Selling Stockholder. These shares were acquired by the Selling Stockholder from us through our contributions of the shares on February 16, 2016 and March 20, 2017 to provide excess contributions to the defined benefit pension plans described in this prospectus.

USE OF PROCEEDS

The proceeds from any sale of our common stock pursuant to this prospectus are solely for the account of the Selling Stockholder and for the benefit of employees and retirees and their beneficiaries participating in the defined benefit pension plans under which the Selling Stockholder is maintained. We will not receive any proceeds from any sale of our common stock by the Selling Stockholder.

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SELLING STOCKHOLDER

The table below reflects the number of shares of our common stock beneficially owned by the Selling Stockholder and held by the Trustee as of February 11, 2025, and the number of shares of our common stock that the Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Stockholder has a present intention to do so. The Selling Stockholder may resell all, a portion, or none of the shares of our common stock from time to time. There is no assurance that the Selling Stockholder will sell any or all of the shares of our common stock offered by the Selling Stockholder under this prospectus. The percentage of beneficial ownership in the table below is based on 646,472,635 shares of our common stock outstanding as of January 31, 2025.

Name of Selling	Shares of Common Stock Owned Prior to Offering		Number of Shares of Common Stock Covered	Shares of Common Stock Owned After the Offering Assuming the Sale of all Covered Shares
Stockholder	Number	%	by this Prospectus	Number	%
Delta Master Trust	9,216,343(1)	1.4	9,216,343(1)	--	--

_______________________

(1)	Acquired by the Selling Stockholder pursuant to contributions by Delta to the Selling Stockholder on February 16, 2016 and March 20, 2017 in private transactions for the benefit of Delta’s employees who participate in the defined benefit pension plans that Delta sponsors.

The Selling Stockholder is a pension trust established under tax-qualified defined benefit pension plans we maintain. The Trustee is a directed trustee with respect to the Selling Stockholder trust account in which the common stock is held and is subject to the direction of the Investment Manager that has discretionary authority in connection with the disposition of the shares of our common stock held by the Selling Stockholder. The Delta Benefit Funds Investment Committee has the power to revoke the appointment of the Investment Manager and appoint new investment managers or to change the scope of the appointment of the Investment Manager.

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PLAN OF DISTRIBUTION

The Trustee at the direction of the Investment Manager may, or the Investment Manager may place trades directly with broker-dealers of its choice to, sell the shares of our common stock covered by this prospectus for the account of the Selling Stockholder. The registration statement, of which this prospectus is a part, registered the shares of our common stock held by the Selling Stockholder under the Securities Act to facilitate future sales by the Selling Stockholder to the public.

The Selling Stockholder may sell shares of our common stock pursuant to this prospectus from time to time except as may otherwise be limited by applicable law:

•	In transactions (which may include one or more block transactions, including ordinary brokerage transactions) on the New York Stock Exchange;
•	Through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;
•	Through purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;
•	Through short sales of shares of our common stock;
•	In a combination of such transactions; or
•	By any other lawful method.

Each sale may be made at prices related to prevailing market prices or at privately negotiated prices. The Trustee, on behalf of the Selling Stockholder and as directed by the Investment Manager, or the Investment Manager directly, may effect these transactions by selling the shares of our common stock to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts or concessions from the Selling Stockholder and/or the purchaser of the shares of our common stock for which such broker-dealers may act as agent or to whom they sell as principal, or both.

In effecting sales, brokers or dealers engaged by the Trustee or the Investment Manager and/or the Investment Manager may arrange for other brokers or dealers to participate in the resales. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager, may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager also may sell shares short and deliver the shares of our common stock to close out such short positions. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder or the Investment Manager also may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares of our common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager may offer the shares of our common stock in connection with the writing of exchange-traded call options, which would involve the selling of exchange-traded call option contracts over the shares of our common stock. By selling a call option, the Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager may receive a premium payment in return for giving the buyer of such option the right to buy the common stock at a pre-determined price. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder or the Investment Manager also may loan or pledge the shares of our common stock to a broker, dealer or other financial institution, and upon a default, the broker, dealer or other financial institution may effect sales of the loaned or pledged shares of our common stock pursuant to this prospectus.

There is no assurance that the Trustee on behalf of the Selling Stockholder, at the direction of the Investment Manager, or the Investment Manager acting directly on behalf of the Selling Stockholder, will sell any or all of the shares of our common stock offered under this prospectus.

Delta has agreed to pay all expenses incurred in connection with the registration of the shares of our common stock offered under this prospectus, and the Selling Stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of our common stock.

In connection with its sales, the Trustee, the Selling Stockholder and any participating broker/dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

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In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder is a trust that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if a person or entity that is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase, directly or indirectly, any of the shares of our common stock being offered by the Selling Stockholder, unless a statutory, class or individual prohibited transaction exemption applies. In this regard, Section 408(e) of ERISA and Section 4975(d)(13) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions involving the sale of employer securities by a plan, provided that the plan receives at least the price then prevailing on a national securities exchange and no commission is charged with respect to the transaction. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions with a plan, provided that none of purchasers have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and provided further that the plan pays no more, and receives no less, than adequate consideration in connection with the transaction. Other exemptions may also apply. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of shares of our common stock is made, if required, a prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount and other item constituting compensation, any discount or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINION

Unless any applicable prospectus supplement indicates otherwise, certain legal matters with respect to the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for Delta by Alan T. Rosselot, Associate General Counsel of Delta.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered hereby. All amounts are estimates.

Amount to be
Paid
SEC registration fee	$–
Legal fees and expenses	5,000
Accounting fees and expenses	50,000
Miscellaneous expenses	5,000
TOTAL	$60,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.	EXHIBITS

Exhibit No.	Document
3.1(a)	Delta's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on April 30, 2007).
3.1(b)	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on June 27, 2014).
3.2	Delta's Bylaws (incorporated by reference to Exhibit 3.1 to Delta's Current Report on Form 8-K as filed on December 9, 2022).
5.1	Opinion of Alan T. Rosselot – Associate General Counsel of Delta Air Lines, Inc.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Alan T. Rosselot – Associate General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of the Registration Statement)
107	Filing Fee Table

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ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 11, 2025.

DELTA AIR LINES, INC.

By: /s/ Daniel C. Janki
Name: Daniel C. Janki
Title: Executive Vice President and Chief Financial Officer

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SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Delta Air Lines, Inc., hereby severally constitute and appoint Edward H. Bastian and Daniel C. Janki our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below and any amendment to the registration statement on Form S-3 filed herewith, including any post-effective amendments to said registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Delta Air Lines, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on February 11, 2025.

Signature	Title

/s/ Edward H. Bastian Edward H. Bastian	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel C. Janki Daniel C. Janki	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William C. Carroll William C. Carroll	Senior Vice President – Controller (Principal Accounting Officer)

/s/ Christophe Beck Christophe Beck	Director

/s/ Maria Black Maria Black	Director

/s/ Willie CW Chiang Willie CW Chiang	Director

/s/ Greg Creed Greg Creed	Director

/s/ David G. DeWalt David G. DeWalt	Director

/s/ Leslie D. Hale Leslie D. Hale	Director

/s/ Christopher A. Hazleton Christopher A. Hazleton	Director

/s/ Michael P. Huerta Michael P. Huerta	Director

Judith J. McKenna	Director

/s/ Vasant M. Prabhu Vasant M. Prabhu	Director

/s/ Sergio A. L. Rial Sergio A. L. Rial	Director

/s/ David S. Taylor David S. Taylor	Chairman of the Board

/s/ Kathy N. Waller Kathy N. Waller	Director

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